Exhibit 10.6

SUCCESS BONUS AGREEMENT

This Success Bonus Agreement (the “Agreement”) is entered into as of February 21, 2019 by and among Marc Lively (“Executive”), Citizens First Corporation, a Kentucky corporation (“CFC”), and Citizens First Bank, Inc., a wholly-owned subsidiary of CFC (“Citizens First Bank”).

WITNESSETH:

WHEREAS, Executive is currently employed by CFC and Citizens First Bank; and

WHEREAS, concurrently with the execution of this Agreement, German American Bancorp, Inc. (“German American”), German American Bank, CFC and Citizens First Bank are entering into an Agreement and Plan of Reorganization, dated as of February 21, 2019 (the “Merger Agreement”); all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Executive’s efforts will be necessary to effectuate the closing of the transaction described in the Merger Agreement; and

WHEREAS, CFC and Executive are parties to those certain Performance Units Award Agreements dated as of May 17, 2017, May 16, 2018 and February 19, 2019 (the “Performance Agreements”), the Performance Based Award Agreement (Short-Term Incentive) dated February 19, 2019 (the “Short-Term Agreement” and, together with the Performance Agreements, the “Prior Agreements”); and

WHEREAS, CFC and Executive wish to set forth the bonus compensation (the “Success Bonus”) that Executive shall be entitled to receive due to Executive’s expected efforts necessary to effectuate the closing of the Merger Agreement; and

WHEREAS, CFC, Citizens First Bank, and Executive desire to enter into this Agreement, effective immediately prior to the Effective Time of the Merger, and, in lieu of any rights and payments under the Prior Agreements, the Executive shall be entitled to the rights and payments set forth herein; and

WHEREAS, the duties and obligations of CFC to Executive under this Agreement shall be in consideration for Executive’s past services to CFC and Citizens First Bank, Executive’s continued employment with CFC and Citizens First Bank through the closing of the Merger and Executive’s agreeing to terminate the Prior Agreements;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, CFC, and Citizens First Bank agree as follows:

1.                                      Prior Agreements.  As of the “Effective Time” (as defined in the Merger Agreement), the Prior Agreements shall be cancelled in their entirety and the parties thereto shall have no further rights or obligations thereunder.  In the event that the Merger Agreement is terminated or otherwise cancelled or the Merger does not occur for any reason, this Agreement will be null and void ab initio, and the Prior Agreements will remain in full force and effect, without amendment or modification.

2.                                      Settlement.  Provided Executive has remained employed with CFC and Citizens First Bank to and including the Closing Date, Executive shall be entitled to, and have a non-forfeitable right to, (i) a Success Bonus payable in a lump sum in cash in the amount of $550,920, less required tax withholding, on the day of the Effective Time, and (ii) the Performance Unit Cash Payment payable pursuant to Section 1.03(d) of the Merger Agreement.

For the avoidance of doubt, the payment of the Success Bonus and the Performance Unit Cash Payment under this Agreement shall not release CFC or Citizens First Bank, as applicable, or their successors and assigns, from any of the following obligations: (a) obligations to pay to Executive accrued but unpaid wages earned up to the Effective Time to the extent required by applicable law; (b) the payment of any of Executive’s vested benefits under the tax-qualified plans of CFC or Citizens First Bank, including any benefits that become vested as a result of the Merger; (c) the payment of the Merger Consideration with respect to Executive’s common stock of CFC as contemplated by Section 1.03 of the Merger Agreement; (d) rights to indemnification under applicable corporate law, the organizational documents of CFC or Citizens First Bank, as an insured under any director’s and officer’s liability insurance policy, new or previously in force, or pursuant to Section 5.07 of the Merger Agreement, or (e) obligations under any Transition Employment Agreement entered into between Executive and German American.

3.                                      Complete Satisfaction.  In consideration for the execution of this Agreement, and payment of the Success Bonus and the Performance Unit Cash Payment, Executive, CFC and Citizens First Bank hereby agree that the full payment of the Success Bonus and the Performance Unit Cash Payment, as determined in accordance with Section 2, shall be in complete satisfaction of all rights to payments due to Executive under the Prior Agreements.

4.                                      Executive’s Release.  As a condition to receiving the Success Bonus, prior to the receipt of the Success Bonus, Executive hereby agrees to execute and deliver a full release of any claims against CFC and Citizens First Bank in substantially the Form attached hereto as Exhibit A.

5.                                      Confidentiality.  Executive acknowledges and agrees that he will keep the terms and amounts paid pursuant to this Agreement completely confidential, except as to his attorney, tax advisor, and/or spouse and as required by law or in order to effectuate the terms of this Agreement.

6.                                      Code Section 409A Compliance.  The intent of the parties is that payments under this Agreement either be exempt from or comply with Section 409A of the Code and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  A termination of employment, as used in this Agreement, shall mean a Separation from Service within the meaning of Section 409A of the Code.

7.                                      General.

7.1                               Heirs, Successors, and Assigns.  The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives without the need for Executive’s consent.

7.2                               Final Agreement.  This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral.  The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

7.3                               Withholdings.  CFC and Citizens First Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

7.4                               Governing Law.  This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the Commonwealth of Kentucky, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

7.5                               Voluntary Action.  The Executive acknowledges that by his free and voluntary act of signing below, Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby.  The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

7.6                               Waiver.  No act or omission by CFC or Citizens First Bank shall be deemed a waiver by CFC and/or Citizens First Bank of any of CFC or Citizens First Bank’s rights under this Agreement.  Executive acknowledges that every situation is unique and CFC and Citizens First Bank may need to respond to the actions of one individual differently than to the actions of another.  Therefore, the failure of CFC or Citizens First Bank to enforce the same, similar, or different restrictions against another individual, or to seek a different remedy shall not be construed as a waiver or estoppel to the enforcement of any restrictions against Executive.

7.7                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

8.                                      Effectiveness.  Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms.  In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

IN WITNESS WHEREOF, CFC and Citizens First Bank have each caused this Success Bonus Agreement to be executed by their duly authorized officers, and the Executive has signed this Success Bonus Agreement, effective as of the date first above written.

EXECUTIVE:

/s/ Marc Lively
Marc Lively

CITIZENS FIRST CORPORATION

By:	/s/ Jack Sheidler
Name:	Jack Sheidler
Title:	Chairman

CITIZENS FIRST BANK, INC.

By:	/s/ Jack Sheidler
Name:	Jack Sheidler
Title:	Chairman

[SIGNATURE PAGE TO THE AGREEMENT]

EXHIBIT A

RELEASE

THIS RELEASE (“Release”) is voluntarily entered into as of the date(s) set forth below by and between Marc Lively (“Employee”) and Citizens First Corporation, a Kentucky corporation (“CFC”).

WHEREAS, Employee and CFC are party to a certain Success Bonus Agreement (the “Success Bonus Agreement”);

WHEREAS, pursuant to the terms of the Success Bonus Agreement, CFC is obligated to pay Employee the Success Bonus, and conditioned upon Employee executing this Release; and

WHEREAS, CFC is a holding company for a group of several related and/or affiliated companies, including, but not limited to, Citizens First Bank (collectively, “Affiliates”).

NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Success Bonus Amount.  In exchange for the execution of this Release and the promises and covenants contained herein, Employer shall provide the Employee with the Success Bonus as outlined in the Success Bonus Agreement, and pursuant to the terms therein.

2.                                      Employee’s Release.  In exchange for the promises and covenants herein, including the payment of the Success Bonus, Employee, Employee’s heirs, next of kin, personal representatives, assigns and successors in interest, hereby irrevocably, unconditionally and generally releases, acquits and forever discharges to the fullest extent permitted by law CFC, its Affiliates, owners, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, insurance carriers, benefit plans and all other persons acting by, through, under or in concert with any of them (“Released Parties”), from any and all grievances, charges, complaints, liabilities, damages, lawsuits, actions, causes of action, rights, demands, costs, losses, debts, reinstatement, instatement, engagement, employment, bonuses, commissions, fees, back pay, front pay, lost wages, liquidated, compensatory and/or punitive damages, benefits, obligations, promises, agreements, controversies, attorney’s fees, costs, and rights of any kind or nature whatsoever, in law or in equity, whether known or unknown, which arise out of Employee’s employment. By way of specification and not by way of limitation, Employee specifically waives, releases, and agrees to forego any rights or claims that Employee may now have, may have heretofore had, or may at any time hereafter have against the Released Parties on matters arising prior to and up to the date of this Release under tort, contract, statute, or other law of the United States or any of its individual states, including, but not limited to, claims arising out of allegations of wrongful, retaliatory or constructive discharge, breach of contract, breach of implied covenant of good faith and fair dealing, tortious interference with contract, misrepresentation, fraud, promissory estoppel, slander, libel, defamation, emotional pain and suffering and intentional infliction of emotional distress or any claim under Title VII, the Civil Rights Act of 1991, the ADA, the ADEA, the FMLA, or under any other laws, ordinances, executive orders, rules, regulations or administrative or judicial case law arising under the statutory or common laws of the United States or any of its individual states, or any political subdivision thereof.

3.                                      Exclusions from Release.  Employee understands that he does not waive future claims. Also, Employee further understands that nothing in this Release shall in any way adversely affect whatever vested rights Employee may have to benefits under any retirement or other employee benefit plan or any rights to indemnification under applicable corporate law, the organizational documents of CFC, or as an insured under any director’s or officer’s liability insurance policy, new or previously in force.  In addition, Employee acknowledges that this Release is not intended to (a) prevent Employee from filing a charge or complaint including a challenge to the validity of this Release, with the Equal Employment Opportunity Commission (“EEOC”); (b) prevent Employee from participating in any investigation or proceeding conducted by the EEOC; or (c) establish a condition precedent or other barrier to exercising these rights.  While Employee has the right to participate in an investigation, Employee understands that he is waiving his right to any monetary recovery arising from any investigation or pursuit of claim.  Employee acknowledges that he has the right to file a charge alleging a violation of the ADEA with any administrative agency and/or to challenge the validity of the waiver and release of any claim Employee might have under the ADEA without either: (1) repaying to CFC the amounts paid by it to him or on my behalf under this Release; or (2) paying to CFC any other monetary amounts (such as attorney’s fees and/or damages).

4.                                      Waiver of Rights and Claims under the Age Discrimination in Employment Act.  In the event Employee is at least forty (40) years of age, Employee is covered by the provisions of the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.  In conformance with these acts, Employee acknowledges that on               , 201   , CFC delivered this Release to Employee and advised Employee of Employee’s right to consult with an attorney prior to executing this Release.  Employee is also advised that as of the date this Release was delivered to Employee, Employee has a period of twenty-one (21) days in which to review and execute this Release (“Review Period”).  Employee is also advised that, after executing this Release, Employee has an additional seven (7) days in which to revoke this Release (“Revocation Period”).  Employee’s signature shall constitute and be considered a waiver of any prospective days remaining in the Review Period.  The terms of this Release will become effective upon the expiration of the Revocation Period.  Employee understands that if Employee revokes this Release, all consideration agreed to by CFC, including but not limited to the Success Bonus, will be forfeited and this Release will become null and void and unenforceable by any party.

5.                                      Confidentiality.  Employee acknowledges and agrees that he will keep the terms and amounts paid pursuant to this Release completely confidential, except as to his attorney, tax advisor, and/or spouse and as required by law or in order to effectuate the terms of this Release.

6.                                      Discovery of Additional Facts. Employee understands that Employee may subsequently discover facts that were in existence at the time this Release was signed in addition to or different from those Employee now knows or believes exist which, if known or suspected at the time of execution, may have materially affected Employee’s decision to sign this Release.  Employee hereby waives any right to a claim or cause of action that existed or could have existed as a result of such different or additional facts.

7.                                      Miscellaneous Representations and Warranties.  In consideration of CFC’s willingness to enter into this Release, Employee hereby makes the following representations and warranties to CFC: Employee is aware, by signing this Release, that Employee is giving up the right to initiate a lawsuit or pursue other legal proceedings; Employee agrees to abide by the Releases and covenants contained herein; there are no other promises or representations which have been made to Employee related to the matters covered herein, except those contained in this Release; and this Release should be construed in accordance with and governed by the laws of the Commonwealth of Kentucky, regardless of the place of execution or performance.

Employee acknowledges that Employee has carefully read and reviewed the foregoing Release, acknowledges its contents, and agrees to be bound by its terms.  Employee further acknowledges that Employee has had the opportunity to consult with an attorney and has been provided reasonable time to consider this Release.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Release, by their duly authorized representatives.

EMPLOYEE

Date:

Printed Name: Marc Lively

Signature:

CITIZENS FIRST CORPORATION

By:

Printed:

Its:

Date: